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EXHIBIT 3.1A

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                             FINE.COM CORPORATION


     Pursuant to RCW 23B.10, fine.com Corporation, a Washington corporation (the "Corporation"), adopts the following Articles of Amendment to its Articles of
Incorporation:

     1.  Article I is amended in its entirety to read as follows:

                               ARTICLE I.  NAME

         The name of this corporation is "fine.com International Corp."

     2.  The amendment was adopted on March 27, 1998.

     3. The amendment was adopted by the directors. Shareholder approval was not required.

     DATED this 27th day of March, 1998.


                                    FINE.COM CORPORATION

                                    By:  /s/ Daniel M. Fine
                                        --------------------------------------
                                    Print Name:  Daniel M. Fine
                                    Its:  Chairman and Chief Executive Officer